Exhibit 21.1

SUBSIDIARIES OF BENTLEY SYSTEMS, INCORPORATED
a Delaware Corporation
as of December 31, 2022

Jurisdiction of Incorporation
Name of Subsidiary	or Organization
AarhusGeosoftware ApS	Denmark
ARGOS.IO PTY LTD	Australia
Bentley Canada Inc.	Canada
Bentley Engineering Software Systems (Shanghai) Co. Ltd.	China
Bentley Engineering Software Systems (Shanghai) Co. Ltd. - Dalian Branch	China
Bentley Engineering Software Systems (Shanghai) Co., Limited - Xi’an Branch	China
Bentley Engineering Software Systems (Shanghai) Co., Ltd. - Beijing Branch	China
Bentley Software International, Ltd.	Ireland
Bentley Software Solutions Philippines Inc.	Philippines
Bentley Software, Inc.	United States
Bentley Systems (Beijing) Co., Ltd	China
Bentley Systems (Beijing) Co., Ltd - Guangzhou Branch	China
Bentley Systems (Malaysia) Sdn. Bhd.	Malaysia
Bentley Systems (New Zealand) Limited	New Zealand
Bentley Systems (UK) Ltd	United Kingdom
Bentley Systems AG	Switzerland
Bentley Systems Aviation, LLC	United States
Bentley Systems Brasil Ltda.	Brazil
Bentley Systems Co. Ltd.	Japan
Bentley Systems Coop Holdings, LLC	United States
Bentley Systems CR s.r.o.	Czech Republic
Bentley Systems de Mexico SA de CV	Mexico
Bentley Systems Europe B.V.	The Netherlands
Bentley Systems Europe B.V. Filialas	Lithuania
Bentley Systems Europe B.V. - Dubai Branch	Dubai
Bentley Systems Finland Oy	Finland
Bentley Systems France S.a.r.l.	France
Bentley Systems Germany GmbH	Germany
Bentley Systems Hong Kong Ltd.	Hong Kong
Bentley Systems Iberica S.A.	Spain
Bentley Systems Iceland ehf.	Iceland
Bentley Systems India Private Limited	India
Bentley Systems International Development Limited	Ireland
Bentley Systems International Holdings, Inc.	United States
Bentley Systems International Limited	Ireland
Bentley Systems International Limited - Portuguese Branch	Portugal

Jurisdiction of Incorporation
Name of Subsidiary	or Organization
Bentley Systems International Limited - Slovakia Branch	Slovakia
Bentley Systems International Limited - Chilean Branch	Chile
Bentley Systems International Limited - Qatar Branch	Qatar
Bentley Systems International Limited - Saudi Branch	Saudi Arabia
Bentley Systems Italia S.r.l.	Italy
Bentley Systems Korea Inc.	Korea
Bentley Systems Netherlands B.V.	The Netherlands
Bentley Systems Pakistan (Pvt.) Ltd.	Pakistan
Bentley Systems Polska Sp z o.o.	Poland
Bentley Systems Pty. Ltd.	Australia
Bentley Systems Romania S.R.L.	Romania
Bentley Systems Russia (OOO)*	Russia
Bentley Systems Scandinavia A/S	Denmark
Bentley Systems Scandinavia NUF	Norway
Bentley Systems Singapore Pte. Ltd.	Singapore

Bentley Systems Software Solutions LLC Turkey (Bentley Systems Yazılım Çözümleri Limited Şirketi)	Turkey
Bentley Systems Solutions B.V.B.A	Belgium
Bentley Systems South Africa (Pty) Ltd.	South Africa
Bentley Systems Sweden AB	Sweden
Bentley Systems, Incorporated, Taiwan	Taiwan
BSI Holding GmbH	Austria
BSI Holdings B.V.	The Netherlands
BSI Holdings Pty. Ltd.	Australia
BSI International Holdings Coöperatief U.A.	The Netherlands
Business Collaborator Limited	England
Cohesive Solutions, LLC	United States
Digital Water Works Incorporated	United States
E7 Pty Ltd	Australia
Ennova Pty Ltd	Australia
E-ON Software SARL	France
Geoslope International Ltd	Canada
Geosoft Africa (Pty) Limited	South Africa
Geosoft Australia Pty Ltd	Australia
Geosoft Europe Limited	United Kingdom
Geosoft Inc.	Canada
Geosoft Latinoamerica Ltda	Brazil
Geosoft USA Holdings Inc.	United States
Geosoft USA Research Inc.	United States
Imago Inc.	United States
INRO Software Technology (Shanghai) Ltd	China

Jurisdiction of Incorporation
Name of Subsidiary	or Organization
Minalytix Inc.	Canada
ONTRACKS ENTERPRISES, INC.	United States
Opsenio Sp, z.o.o	Poland
Oxplus B.V.	The Netherlands
Plaxinvest BV	The Netherlands
Plaxis bv	The Netherlands
PLS Buyer, LLC	United States
PLS Holdings, LLC	United States
PLS Intermediate Holdco, LLC	United States
Power Line Systems, LLC	United States
Professional Construction Strategies Group Limited	United Kingdom
Professional Construction Strategies Group Limited - Australia Branch	Australia
PT Talian Infodinamika	Indonesia
QG Australia Pty Limited	Australia
Seequent Australia Pty Limited	Australia
Seequent Brazil Tecnologia Limitada	Brazil
Seequent Chile SpA	Chile
Seequent Holdings Limited	New Zealand
Seequent Limited	New Zealand
Seequent LLC*	Russia
Seequent Peru S.A.C	Peru
Seequent Solutions Canada II Ltd.	Canada
Seequent Solutions Canada Limited	Canada
Seequent South Africa Pty Limited	South Africa
Seequent UK Limited	United Kingdom
Seequent USA Inc.	United States
Sensemetrics, Inc	United States
SPIDAWEB LLC	United States
SRO Solutions Holdings Limited	United Kingdom
SRO Solutions Limited	United Kingdom
Vetasi (Pty) Ltd	South Africa
Vetasi Africa (Pty) Ltd	South Africa
Vetasi Australia Pty Ltd	Australia
Vetasi Botswana (Proprietary) Limited	South Africa
Vetasi Espana, S.L.	Spain
Vetasi Limited	United Kingdom
Vetasi South Africa Holdings (Pty) Ltd	South Africa
Vetasi Sp. Z.o.o	Poland
Vetasi Ukraine LLC	Ukraine

* Inactive